EXHIBIT 24.1     POWER OF ATTORNEY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chien Chih Liu his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Directors:

/s/ Chow Chu Keung December 13, 2011

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Chow Chu Keung

Director

/s/ Michael Hon Choi Choy December 13, 2011

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Michael Hon Choi Choy

Director

/s/ Chien Chih Liu December 13, 2011

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Chien Chih Liu

Director